Exhibit 99.1

Sonora Resources Corp. Appoints Mark E. Scott as CFO

GUADALUPE, Mexico--(BUSINESS WIRE)-- Sonora Resources Corp. (OTCBB:SURE.ob) (“Sonora Resources” or the “Company”) is pleased to announce today that Mark E. Scott has been appointed as Chief Financial Officer. Mr. Scott will be responsible for all financial functions for the Company and will work with Mr. Juan Miguel Ríos Gutiérrez, the Company’s Chief Executive Officer, on the implementation of the Company’s growth strategy.

Mr. Scott has significant financial, capital markets and related experience in public microcap gold and silver companies. Mr. Scott currently serves as the Chief Financial Officer and Secretary of WestMountain Index Advisor, Inc., a position he has held since April, 2011. From December 2010 to April 2011, Mr. Scott was engaged by WestMountain as a consultant. Mr. Scott currently also serves as Chief Financial Officer, Secretary and Treasurer of Visualant, Inc., positions he has held since May 2010.

Additionally, Mr. Scott continues to serve as Chief Financial Officer of IA Global, Inc., a role he has held since October 2003. He was also formerly a member of the Board of Directors of IA Global. Previously, he held executive financial positions with Digital Lightwave, Inc. (2002 to 2003), Network Access Solutions Corp. (2001 to 2002) and Teltronics, Inc. (1997 to 2001). He has also held senior financial positions at Protel, Inc., Crystals International, Inc., Ranks Hovis McDougall, LLP and Brittania Sportswear, and worked for a period at Arthur Andersen. As a member of the National Association of Corporate Directors, Mr. Scott is a certified corporate director. Mr. Scott is also a certified public accountant and received a Bachelor of Arts in Accounting from the University of Washington.

Mr. Scott states that, “I look forward to working with Sonora Resources as the Company continues to expand through the implementation of its excellent acquisition and exploration strategy. With interest in gold and silver continuing to climb, it is an outstanding time to be working with Mr. Gutiérrez and to assist in developing his clear vision for corporate growth and shareholder value.”

About Sonora Resources Corp. (OTCBB:SURE.ob)

The Company is focused on the acquisition and exploration of international silver and gold mining properties located in regions that enjoy stable politics, sound economies and friendly business environments. Additional information about the Company may be found at www.sonoraresources.com.

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the Company's future strategic plans. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Factors which may delay or prevent these forward-looking statements from being realized include misinterpretation of data; we may not locate or agree to terms with potential partners, we may not be able to acquire equipment or labor as needed; we may not be able to raise sufficient funds to complete our intended exploration or carry on operations; that weather, logistical problems or hazards may prevent us from exploration; that equipment may not work as well as expected; that analysis of data may not be possible accurately and at depth; and that despite encouraging data there may be no commercially exploitable mineralization on our properties. The existence of nearby mineral resources is no indication of resources on our property. In addition, Mexico may undergo political or social change which would create additional geopolitical risks. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Sonora Resources Corp.
Juan Miguel Rios Gutierrez, CEO
702-509-5049
info@sonoraresources.com
www.sonoraresources.com